Exhibit 99.1

DT ASIA INVESTMENTS LIMITED

PRO FORMA BALANCE SHEET

As of October 6, 2014

	As of October 6, 2014	Pro Forma Adjustments	Pro Forma Totals

ASSETS
Current Assets:
Cash and cash equivalents	$492,864	$—	$492,864
Other current assets	69,231	—	69,231
Total Current Assets	562,095	—	562,095
Non-current Assets:
Cash held in trust	61,200,000	8,772,643	69,972,643
Total Assets	$61,762,095	$8,772,643	$70,534,738

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Offering costs payable	$50	$—	$50
Deferred legal fees	100,000	—	100,000
Total Current Liabilities	100,050	—	100,050

Total Liabilities	100,050	—	100,050

Commitments and Contingencies:
Ordinary shares, no par value, subject to possible redemption; 5,555,102 shares, and 6,415,165 shares as adjusted, at $10.20 per share	56,662,040	8,772,643	65,434,683

Stockholders’ Equity:
Preferred shares, no par value; unlimited shares authorized; no shares issued and outstanding	—	—	—
Ordinary shares, no par value; unlimited shares authorized; 2,489,898 shares issued and outstanding, 2,512,166 shares as adjusted (excluding 5,555,102 shares, and 6,415,165 shares as adjusted, subject to possible redemption)	—	—	—
Additional paid-in-capital	5,006,618	—	5,006,618
Accumulated deficit	(6,613)	—	(6,613)
Total Stockholders’ Equity	5,000,005	—	5,000,005
Total Liabilities and Stockholders’ Equity	$61,762,095	$8,772,643	$70,534,738